Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of IF Bancorp, Inc. on Form S-8 (File No. 333-176222, File No. 333-185075 and File No. 333-268599) of our report dated September 11, 2024 on our audits of the consolidated financial statements of IF Bancorp, Inc. and subsidiary as of June 30, 2024 and 2023 and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS MAZARS, LLP

Decatur, Illinois

September 11, 2024